Important Notice

January, 2007

The Alger Funds
111 Fifth Avenue
New York, NY 10003

REMINDER NOTICE:
SPECIAL MEETING OF SHAREHOLDERS
Wednesday, January 17, 2007

Dear Shareholder:

We are writing to remind you that the Special Meeting of Shareholders of The Alger Funds is scheduled for Wednesday, January 17, 2007 at 1:00 p.m. (Eastern).

In order for the Fund to formally conduct business of the Special Meeting, we must receive voting instructions from at least 50% of the outstanding shares, making it critical that a majority of shareholders participate. The Fund’s records indicate that as of October 27, 2006 (“Record Date” for the Special Meeting), you were holding shares of The Alger Funds and have not yet issued a vote on the matters put forth.

Please vote your shares in order to meet the requisite amount of votes needed to hold this Special Meeting. If you should have any questions regarding the meeting agenda or the execution of your proxy, please call the Fund at 1-866-904-8740.

For your convenience, please utilize any of the following methods to submit your vote:

By Phone:
Please call Computershare Fund Services toll-free at 1-866-904-8740. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m., and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

By Touch-tone Phone:
Call toll free 1-866-241-6192 and follow the instructions.

By Internet:
Visit https://vote.proxy-direct.com and follow the simple instructions.

By Mail:
Simply return your executed proxy card in the envelope provided.

DON’T HESITATE. PLEASE VOTE TODAY!

If we still have not received your proxy as the date of the Special Meeting moves closer, you may receive a call asking you to exercise your right to vote. Computershare Fund Services has been retained by the Alger Funds to make follow-up phone calls to help secure the remaining votes needed for this campaign.

Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.

Important Notice

January, 2007

The Alger Funds
111 Fifth Avenue
New York, NY 10003

REMINDER NOTICE:
SPECIAL MEETING OF SHAREHOLDERS
Wednesday, January 17, 2007

Dear Shareholder:

We are writing to remind you that the Special Meeting of Shareholders of The Alger Funds is scheduled for Wednesday, January 17, 2007 at 1:00 p.m. (Eastern).

In order for the Fund to formally conduct business of the Special Meeting, we must receive voting instructions from at least 50% of the outstanding shares, making it critical that a majority of shareholders participate. The Fund’s records indicate that as of October 27, 2006 (“Record Date” for the Special Meeting), you were holding shares of The Alger Funds and have not yet issued a vote on the matters put forth.

Please vote your shares in order to meet the requisite amount of votes needed to hold this Special Meeting. If you should have any questions regarding the meeting agenda or the execution of your proxy, please call the Fund at 1-866-904-8740.

For your convenience, we have established three easy methods by which to register your vote:

1. By Phone:	For automated phone voting, call the toll-free telephone number 1-866-241-6192, on your proxy card available 24 hours a day. Enter the 14-digit control number printed on your voting instruction form.

2. By Internet:	Access https://vote.proxy-direct.com and enter the 14-digit control number printed on your voting instruction form.

3. By Mail:	Simply return your executed proxy in the enclosed postage prepaid envelope.

DON’T HESITATE. PLEASE VOTE TODAY!

In the USA it is good market practice, that investment companies use the support of specialized service providers to contact their shareholders directly and to ask them for their vote in order to have a shareholder meeting in proper form. Accordingly, The Alger Funds has mandated such a service provider, Computershare Fund Services, to contact those shareholders via telephone who have not yet voted.

It is therefore well possible, that you receive a call from Computershare Fund Services and that you are asked to vote. Computershare Fund Services will only contact you in respect of your vote and will not offer you any financial products or services.”

If we still have not received your proxy as the date of the Special Meeting moves closer, you may receive a call asking you to exercise your right to vote. Computershare Fund Services has been retained by the Alger Funds to make follow-up phone calls to help secure the remaining votes needed for this campaign.

Your prompt response by voting via phone, Internet or mail will help reduce proxy costs and will eliminate you receiving follow-up phone calls or mailings.

Thank you in advance for your participation.